Exhibit 99.1
RECONCILIATION OF FORWARD-LOOKING MANAGED DATA NOVEMBER 27, 2007

ADVANTA
(in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADVANTA BUSINESS CARDS FORWARD-LOOKING MANAGED DATA
In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards’ performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.
The data below provides reconciliations of Advanta Business Cards forward-looking managed receivables and managed net principal charge-offs as a percentage of average managed receivables (non-GAAP financial measures) to Advanta Business Cards owned receivables and owned net principal charge-offs as a percentage of average owned receivables (the most directly comparable GAAP financial measures). In the forward-looking receivable data below, the forward-looking average receivable balances are calculated as a simple average of the December 31, 2006 balances and the midpoint of the range of projected December 31, 2007 balances. The forward-looking credit data below assumes the forward-looking average receivable balances multiplied by our charge-off rate expectations. The data presented below depicts only certain possibilities out of a large set of possible scenarios.

		Projected Estimate at December 31, 2007
			Percentage
	Ending Balance at	Low End	Increase	High End	Percentage
	December 31, 2006	of Range	(Decrease)	of Range	Increase

Forward-Looking Receivable Balances:
Owned	$1,133,132	$1,125,000	(1%)	$1,171,000	3%
Securitized	4,073,128	5,123,000	26%	5,337,000	31%

Managed	$5,206,260	$6,248,000	20%	$6,508,000	25%

Year Ended
December 31, 2007

Forward-Looking Average Receivable Balances:
Owned	$1,141,000
Securitized	4,651,000

Managed	$5,792,000

		Earlier Estimate as of 10/25/07 for the
	Estimate as of 11/27/07	Year Ended December 31, 2007
	for the Year Ended	Low End of	High End of
	December 31, 2007	Range	Range

Forward-Looking Credit Data:
Owned net principal charge-offs	$38,800	$37,100	$38,200
As a percentage of average receivables	3.40%	3.25%	3.35%

Securitized net principal charge-offs	$178,400	$171,400	$176,100
As a percentage of average receivables	3.84%	3.69%	3.79%

Managed net principal charge-offs	$217,200	$208,500	$214,300
As a percentage of average receivables	3.75%	3.60%	3.70%
This document contains forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) competitive pressures, including product development and pricing, among financial institutions; (2) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions, including the impact of the recent disruption in the capital markets, the deterioration of the U.S. economy and potential for further deterioration and disruption, that affect the level of new account originations, customer spending, delinquencies, charge-offs, and other results of operations; (3) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of customers after promotional pricing periods have expired; (4) the timing of the securitizations of our receivables; (5) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, and examinations; and (6) relationships with customers, significant vendors and business partners. Additional risks that may affect our future performance are detailed in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.